UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

TOKAI PHARMACEUTICALS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th floor

Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (617) 225-4305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2015, Stephen Buckley, Jr. was elected by the Board of Directors (the “Board”) of Tokai Pharmaceuticals, Inc., a Delaware corporation, (the “Company”) to the Board as a Class III director with a term expiring at the 2017 annual meeting of stockholders. The Board also elected Mr. Buckley to the Audit Committee of the Board and to serve as Chairman of the Committee.

Mr. Buckley spent 25 years as a partner of Ernst & Young LLP, where he led assurance and advisory teams serving public and private companies in life sciences and other technologies. Mr. Buckley ran Ernst & Young’s Life Sciences Industry Practice of New England from 1991 to 2006, and was Director of its New England Entrepreneurial Services Group from 1991 to 2001. He was previously a partner in the Boston, Massachusetts office of Arthur Young until its merger into Ernst & Young in 1989. Mr. Buckley is a member of the American Institute of CPAs. Mr. Buckley serves on the board of directors of Enanta Pharmaceuticals, Inc. and Mevion Medical Systems, Inc. Mr. Buckley received an A.B. from Bowdoin College and a Masters of Science in Accounting from Northeastern University.

Mr. Buckley has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Buckley and any other person pursuant to which he was elected as a director of the Company.

In accordance with the Company’s director compensation program, Mr. Buckley will receive (i) an annual cash retainer of $35,000 for service on the Board and (ii) an annual cash retainer of $15,000 for service as Chairman of the Audit Committee of the Board, each of which is payable quarterly in arrears. In addition, under the Company’s director compensation program, upon his election as a director, Mr. Buckley was granted an option on January 8, 2015 to purchase 25,000 shares of the Company’s common stock at an exercise price per share of $14.49 (the “Initial Stock Option”). Subject to Mr. Buckley’s continued service on our board, this Initial Stock Option will vest with respect to one-third of the shares underlying the option on the first anniversary of the grant date and quarterly thereafter until the third anniversary of the date of grant. Under the Company’s director compensation program, Mr. Buckley will also receive an annual grant of an option to purchase 12,000 shares of common stock on the date of the first meeting of the Board held after each annual meeting of stockholders (the “Annual Stock Options”). Subject to Mr. Buckley’s continued service on our board, these Annual Stock Options will vest with respect to 100% of the shares on the first anniversary of the grant date. The Initial Stock Option and Annual Stock Options will vest in full with respect to the shares then underlying such options upon the occurrence of a change in control of the Company.

Also in connection with Mr. Buckley’s election to the Board, Mr. Buckley will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.13 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-198052) filed with the SEC on September 2, 2014. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Buckley for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

A copy of the Company’s press release announcing Mr. Buckley’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Company on January 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOKAI PHARMACEUTICALS, INC.

Date: January 9, 2015	By:	/s/ Lee H. Kalowski
Lee H. Kalowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on January 9, 2015